WESTERN FIDELITY FUNDING, INC.

                      FACILITIES AGREEMENT AND SUBSCRIPTION


     THIS FACILITIES AGREEMENT AND SUBSCRIPTION ("Agreement") sets forth certain agreements of the undersigned ("Subscriber"), Western Fidelity Funding, Inc., a Colorado corporation ("Company"), and Western International Securities, Inc., a Colorado corporation ("Selling Agent"), with respect to the issuance by the Company to the Subscriber of a promissory note, dated July 31, 1996, in the principal amount of $10,000,000.00 (the "Note").

     1. Subscription. The Subscriber hereby subscribes and agrees to purchase, and the Company hereby agrees to sell to Subscriber, a $10,000,000.00 12% Subordinated Promissory Note ("Note") of the Company. The Note shall be substantially in the form of the promissory note attached hereto as Exhibit A and incorporated herein by reference.

     2. Transmission of Funds, Escrow. Upon receipt by Selling Agent of this Agreement, properly completed and executed, and upon payment of $10,000,000.00 into the Escrow Account (as defined below), the Selling Agent is to give a copy of this Agreement to the Company for execution by the Company. Thereafter, (a) the Company and the Selling Agent shall jointly instruct the Escrow Account bank to disburse the funds in the Escrow Account in the amounts of $600,000.00 to the Selling Agent pursuant to Section 5 below, and $9,400,000.00 to the Company; and
(b) the Company shall deliver its signed Note to the Selling Agent for immediate delivery by the Selling Agent to the Subscriber. "Escrow Account" shall mean that escrow account established at FirstBank, Republic Plaza, Denver, Colorado, entitled "Western International Securities - Western Fidelity Funding Escrow Account."

     3. Use of Proceeds. The Subscriber acknowledges and agrees that the proceeds delivered to the Company in consideration of the issuance of the Note to Subscriber shall be used by the Company as follows:

          a. Up to $2 millon for expenses associated with securitization of pools of Automotive Loan Contract Receivables ("Contracts") and general working capital; and

          b. Up to $8 million for the acquisition of non-prime Contracts and to hold inventories of vehicles associated with such contracts and other vehicle inventory ("Vehicles").

     4. Subordination. All payments of principal and interest on the Note will be subordinated to prior payment when due (whether at stated or accelerated maturity) of the principal of and premium (if any) and interest on all "Superior


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Indebtedness"  of the Company.  The term  "Superior  Indebtedness"  includes all indebtedness of the Company, whether outstanding on the date of original issuance of the Note or thereafter created, and all renewals, extensions,
modifications,   or  refunding  of  any  such   indebtedness.   The   Subscriber
acknowledges that no payment may be made by the Company on the Note until the Superior Indebtedness is paid in full when due in the normal and ordinary course of Company's business. In addition, no payment may be made on the Note during the continuance of an event of default with respect to any Superior Indebtedness entitling the holders thereof to accelerate its maturity, or if any such payment would cause such event of default to occur; provided, however, if such default relates to an event other than the failure to pay interest or other amounts on any Superior Indebtedness, the Company shall continue to make payments on the Note. The payment of principal and interest on the Note will be senior to the payment of any indebtedness which is incurred by the Company and specifically subordinated to the payments due on the Note.

     5. Selling Agent's Commission. In consideration of Selling Agent's services related to this transaction, the Company agrees to pay the Selling Agent a commission of 4.5 percent of the face amount of the Notes ($450,000) ("Commission"). In addition to the Commission, the Company will reimburse the Selling Agent on a nonaccountable basis for the expenses which the Selling Agent incurred in connection with this transaction, 1.75 percent of the face amount of the Note ($175,000), of which Selling Agent acknowledges receipt of $25,000 previously paid by the Company. Selling Agent and the Company shall instruct the Escrow Account bank to deduct the Commission and the portion of the nonaccountable expenses not previously paid by the Company from the proceeds paid by the Subscriber into the Escrow Account and pay such amounts to the Selling Agent, and deliver the remainder of the proceeds in the Escrow Account to the Company at the Closing (as defined in Section 7 below).

     6. Selling Agent Warrants. As additional compensation for the Selling Agent's services related to this transaction, at the Closing the Company shall issue to the Selling Agent warrants ("Warrants") to purchase 263,750 shares of the Company's $0.0001 par value common stock ("Common Stock") at a purchase price equal to the average of the bid and ask price for the Common Stock for the five trading days prior the Closing. The Warrants shall be exercisable for a period of five years after the date of Closing, and shall not be anti-dilutive. Selling Agent acknowledges that the Warrants and underlying shares of Common Stock will be restricted securities under the Act and state securities laws, and the Company shall have the right to place appropriate legends thereof on the certificates for such Warrants and Common Stock. Notwithstanding the foregoing, the Warrant certificate shall provide that the Company will use its best efforts to register the underlying Common Stock under the Securities Act of 1933 ("Act") with the Securities and Exchange Commission, and register or qualify the said Common Stock with the Colorado Securities Commission, by December 31, 1996 to permit their sale to the public. The Warrant certificate shall further provide that all expenses associated with the registration or qualification of said underlying Common Stock shall be borne by the Company and that the Company will use its best efforts to keep the registration statement current for so long as more than 10 percent of the Warrants are unexercised.



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     7. Closing. The date of closing ("Closing") for the purchase of the Note by the Subscriber shall occur on July 31, 1996. Notwithstanding the foregoing, the parties hereto may mutually agree to extent the Closing to a later date, but in no event later than August 31, 1996.

     8. Representations, Warranties and Covenants of the Subscriber. Subscriber hereby represents, warrants and covenants as follows:

          a. In making the decision to invest in the Note, the Subscriber is relying on, and will rely on, as the case may be, investigation of the Company made by the Subscriber and the Subscriber's representatives. The Subscriber acknowledges that the Subscriber has made as thorough and complete an investigation of the Company and its business affairs and management as the Subscriber considers prudent in the circumstances with respect to investment in the Note, and that the Company has made available all information that the undersigned needs in order to make an informed and intelligent decision to acquire the Note. The Subscriber considers itself to be an experienced and sophisticated investor not in need of the protection afforded investors by the Act or applicable state securities laws. The offer to sell the Note was communicated to the Subscriber in such a manner that the subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was the Subscriber presented with or solicited by or through any offering circular, prospectus, leaflet, public promotional meeting, television advertisement, or any other form of general or public advertising or solicitation.

          b. The Subscriber agrees with the Company that the stated interest rate on the Note of 12% is the appropriate rate for discounting all payments due on the Note and, accordingly, that the issue price of the Note is equal to its stated principal amount (the effect of this agreement is that the Notes will be deemed, for purpose of Section 1273 of the Internal Revenue Code, to be issued without original issue discount).

          c. The person executing this Agreement has requisite power and authority to do so.

          d. The address of the Subscriber set forth at the end of this Agreement is the true and correct residence address or domicile address of the Subscriber and the Subscriber has no present intention of becoming a resident or domiciliary of any other state or jurisdiction.




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


          e. The Subscriber understands that the Note being purchased has not been registered under the Act or any state securities laws, the Subscriber cannot sell such Note unless registered under the Act and any applicable state securities laws or unless exemptions from such registration requirements are available; the Note is transferable only on the Note register maintained by the Company; the Company will not transfer the Note without first receiving evidence satisfactory to it that any proposed transfer will comply with the provisions of the Act and any applicable state securities laws; and the Subscriber agrees not to transfer the Note without compliance with the provisions of the Act and any applicable state securities laws.

          f. The Subscriber is purchasing the Note for the Subscriber's own account, for investment, and not for the interest of any other person and not for the purpose of immediate resale.

          g. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Note. The Subscriber understands that the acquisition of the Note is a speculative investment and involves substantial risk.

          h. The undersigned hereby represents and warrants to the Company that the undersigned is (i) an "accredited investor" (as defined in the Act) because it is an "insurance company" (as defined in Section 2(13) of the Act), and (ii) a "qualified institutional buyer" (as defined in Rule 144A of the Act) because it is an "insurance company" (as defined in Section 2(13) of the Act) acting for its own account or the account of other "qualified institutional buyers" that in the aggregate own and invest on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the undersigned. At the Closing, Subscriber shall provide to the Company such evidence as is requested by the Company to establish that the Subscriber is a qualified institutional buyer under Rule 144A of the Act.

          i. The Subscriber understands that there is no established market for the Note and that such public markets will not develop.

     9. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the undersigned as follows:

          a. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

          b. The Company has duly authorized the issuance and sale of the Note in accordance with the terms of this Agreement by all requisite corporate action.




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          c. The  Company  shall not  permit  the  placement  of any lien on any
     Contract or Vehicle acquired by the Company with the $8 million of the purchase price of the Note, as set forth in Section 3(b) above.

     10. Indemnification. The Subscriber and the Company (each as the "Indemnitor" as applicable) each hereby agrees to indemnify and hold harmless the other parties hereto, and each person who controls the other parties hereto, against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Indemnitor to comply with any covenant or agreement made by the Indemnitor herein or in any other document furnished by the Indemnitor to the other in connection with this transaction.

     11. Form W-9 Certification. Under penalties of perjury, the Subscriber hereby certifies that:

          a. The Taxpayer Identification Number set forth below is its correct number, and

          b. It is not subject to backup withholding because (i) it is exempt from backup withholding, or (ii) it has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified it that it is not longer subject to backup withholding.

     12. Miscellaneous.

          a. Acceptance of this Agreement by the Company is strictly subject to, and shall be deemed invalid unless, the Company has obtained the waiver of R A F Financial Corporation of its right of first refusal to underwrite unsecured debt placement for the Company.

          b. It is acknowledged by all of the parties hereto that the Selling Agent is the agent of the Subscriber, not the Company, notwithstanding the payment arrangement set forth in Section 4 above.

          c. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.




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


          d. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties hereto.

          e. This Agreement and the representations and warranties contained herein shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the undersigned.

Date: July 31, 1996.

                                              SUBSCRIBER:

                                              LAMAR LIFE INSURANCE COMPANY,
                                              a Mississippi corporation



                                              By: /s/ Jane L. Klingensmith
                                                 -----------------------------
                                              Title: Jane L. Klingensmith
                                                     Second Vice President and
                                                     Cash Manager

                                              SELLING AGENT:

                                              WESTERN INTERNATIONAL SECURITIES,
                                              INC., a Colorado corporation



                                              By: /s/ Curtis A. Roberts
                                                 ------------------------------
                                                 Curtis A. Roberts, President







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

The Note is to be registered in
the following names at the
following address:


Lamar Life Insurance Company, Inc.
- -------------------------------
(Type or print name of Subscriber
in exact form to be used on the
records of the Company)

7887 E. Belleview Avenue
- ------------------------------
(Street Address)

Englewood, CO 80111
- -------------------------------
(City)     (State)   (Zip Code)

64-0188260
- ------------------------------
(Tax Identification Number or
Social Security Number of
Subscriber)


ACCEPTED this 31st day of July. 1996.


                                             WESTERN FIDELITY FUNDING,
                                             INC., a Colorado corporation



                                             By: /s/ Gene E. Osborn
                                                -------------------------------
                                                Gene E. Osborn, President





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